                                                                    Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Summary Financial Data," "Selected Financial Data" and "Experts" and to the use of our report dated March 8, 2004 (except for Note 12 as to which the date is August 4, 2004 and except for the sixth paragraph of Note 1, as to which the date is October 13, 2004) in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-118012) and related Prospectus of Adeza Biomedical Corporation for the registration of 4,312,500 shares of its common stock.

                                   Ernst & Young LLP




Palo Alto, California



The foregoing consent is in the form that will be signed upon the completion of the reverse stock split described in the sixth paragraph of Note 1 to the financial statements.

                                   /s/ Ernst and Young LLP



Palo Alto, California

November 23, 2004